SUBSCRIPTION AGREEMENT – CONVERTIBLE DEBENTURES

TO:	TransAKT Ltd. (the “Company”)
RE:	Purchase of Units of the Company, each Unit consisting of $1,000 Principal Amount Convertible Debentures

Details of Subscription: The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company, on the terms and conditions set forth herein and in the attached schedules, that number of units of the Company (“Units”) set out below at a price of $1,000 per Unit. Each Unit shall consist of one $1,000 principal amount convertible debenture (the “Convertible Debenture”) of the Company. The securities subscribed for in this Agreement form part of a larger private placement (the “Private Placement”) of an aggregate of CDN$_________ Convertible Debentures. A term sheet describing the terms, conditions and attributes of the Convertible Debentures is attached hereto as Schedule “A”.

	Number of Units:	__________x CDN$1,000
(Name of Subscriber)
Account Reference (if applicable): ____________________________
Aggregate Subscription Price: ____________________________________________
By: ___________________________________________________		(the “Subscription Price”)
Authorized Signature
(Official Capacity or Title – if the Subscriber is not an individual)	If the Subscriber is signing as agent for a principal
(beneficial purchaser) and is not purchasing as
trustee or agent for accounts fully managed by it,
complete the following:
(Name of individual whose signature appears above if
different than the name of the subscriber printed
above.)	(Name of Principal)
(Subscriber’s Address, including Municipality and
Province)	(Principal’s Address)
(Telephone Number) (Email Address)

1

Account Registration Information:	Delivery Instructions as set forth below:
(Name)	(Name)
(Account Reference, if applicable)	(Account Reference, if applicable)
(Address, including Postal Code)	(Address)
	(Contact Name)	(Telephone Number)
Number and kind of securities of the Corporation held,
directly or indirectly, if any:	State whether Subscriber is an insider of the Corporation:

Yes [ ] No [ ]

ACCEPTANCE

The foregoing is accepted and agreed to as of the _______day of _________________________________, 2009.

TransAKT Ltd.

Per: _________________________________________
       Authorized Signatory

SCHEDULE A

TransAKT Ltd.

TERM SHEET

ISSUER:	TransAKT Ltd. (the “Company”).

ISSUE:	Secured Convertible Debentures (“Debentures”).

PURPOSE:	Provide working capital for expansion of operations.

AMOUNT:
The aggregate principal amount of Debentures to be issued pursuant to the offering is up to CDN$__________. The Debentures will be issued only as fully registered debentures in denominations of CDN$1,000 and integral multiples thereof. Certificates (the “Debenture Certificates”) representing the Debentures will be delivered by the Company to each subscriber (“Debenture Holder”).

MATURITY:	2 years from Closing (the “Maturity Date”).

PRE-PAYMENT:	The principal amount and interest may be pre-paid at any time without any notice being given by the Company and without bonus or penalty being paid to the Debenture Holder.

COUPON:	Ten Per Cent (as herein defined) 10% , calculated annually, in arrears, payable on the Maturity Date.

CONVERSION PRICE:
The Debentures and accrued and unpaid interest will be convertible at the Debenture Holder’s option at any time after the first anniversary of the Closing, into common shares of the Company at a conversion price of $0.02 per common share. The Debenture Holder may not elect to convert the Debenture prior to the first anniversary of the Closing without the Company’s written consent.

CLOSING:	_____________________, 2009

AGENT:
The Company may pay finder’s fees or commission in connection with the offering of Debentures consisting of a cash commission equal of up to 10% of the principal amount of Debentures and/or shares of common stock, or options to acquire such shares.

SCHEDULE B

TERMS & CONDITIONS

1.	Description of Securities

The securities subscribed for hereunder shall be units (“Units”), each Unit consisting of a $1,000 principal amount convertible debenture (the “Convertible Debentures”). The Units subscribed for hereunder form part of a larger offering (the “Offering”) of up to CDN$___________Convertible Debentures. The material terms of the Offering are set out in the Term Sheet attached as Schedule “A” to this Agreement. The Units and Convertible Debentures are herein collectively referred to as the “Securities”.

The Securities will be subject to restricted resale (hold) periods imposed by National Instrument 45-102 Resale of Securities of the Canadian Securities Administrators (the “Resale Instrument”) during which they may be resold only in compliance with the Resale Instrument. Such restricted resale periods will expire four months and day after the Closing Date and there are additional restrictions imposed pursuant to the United States Securities Act of 1933, as amended, and the rules promulgated thereunder.

2.	Payment of Subscription Price

The total Subscription Price set out on the first page of this Subscription Agreement (the “Agreement”) must be paid by money order, certified cheque, bank draft or wire transfer payable to the Company.

3.	Documents Required

The Subscriber must complete, sign and deliver to the Company’s legal counsel, an executed copy of this Agreement together with the following Schedules to this Agreement:

(a)	All Subscribers must complete Schedule C – "Accredited Investor Certificate";

(b)	All Subscribers who are U.S. Persons (as defined in section 6(e) of Schedule B herein) must also complete Schedule D – "Certificate of U.S. Accredited Investor Status"; and

The Subscriber must complete, sign and deliver to the Company’s legal counsel, W.L. Macdonald Law Corporation (Attention: Bill Macdonald), as soon as possible such further documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

4.	Closing

Delivery and payment for the Units (the “Closing”) will be at the offices of the Company’s legal counsel at Suite 1210 - 777 Hornby St Vancouver BC at 10:00 a.m. (BC time) on the second business day (the “Closing Date”) after the day on which the Company has received sufficient subscriptions to complete the Private Placement.

On the Closing Date, certificates representing the Convertible Debentures will be sent to the Subscriber against payment to the Company of the total Subscription Price in Canadian funds for the Units.

5.	Resale Restrictions and Legending of Securities

The Subscriber, on its own behalf and on behalf of any other person for whom it is contracting hereunder, hereby expressly acknowledges and agrees that:

(a)

the Offering is being made pursuant to Exemptions and, as a result, the Securities will be subject to a number of statutory restrictions on resale and trading – until these restrictions expire, the Subscriber will not be able to sell or trade the Securities unless the Subscriber complies with an exemption from the prospectus and registration requirements under applicable securities laws;

(b)

the Issuer is a reporting issuer in any certain Canadian jurisdictions and, as a result, the Securities will be subject to a statutory hold period in Canada, and for residents outside Canada may be subject to additional restrictions on resale and trading imposed by the applicable securities laws of its jurisdiction of residence;

(c)

the Issuer has no present intention and is not obligated under any circumstances to file a prospectus, or take any other actions to qualify, facilitate or permit any resale or transfer of the Securities, or to become a reporting issuer in any jurisdiction; and

The Subscriber acknowledges and agrees that:

(a)

the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or any State securities laws, and may not be offered and sold, directly or indirectly, in the United States or by or to or for the account or benefit of a U.S. Person (as defined in Regulation S ("Regulation S") promulgated under the 1933 Act) without registration under the 1933 Act and any applicable State securities laws, unless an exemption from registration is available; and

(b)

the Issuer has no present intention and is not obligated under any circumstances to register the Securities, or to take any other actions to facilitate or permit any proposed resale or transfer thereof in the United States or otherwise by or to or for the account or benefit of a U.S. Person, and in particular, the Subscriber and the Issuer further acknowledge and agree that the Issuer is hereby required to refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.

The foregoing discussion on resale restrictions is a general summary only and is not intended to be comprehensive or exhaustive, or to apply in all circumstances. Subscribers are advised to consult with their own advisors concerning their particular circumstances and the particular nature of the restrictions on transfer, the extent of the applicable hold period and the possibilities of utilizing any further Exemptions or the obtaining of a discretionary order to transfer any Securities. Subscribers are further advised against attempting to resell or transfer any Securities until they have determined that any such resale or transfer is in compliance with the requirements of all applicable securities laws, including but not limited to compliance with restrictions on certain pre-trade activities and the filing with the appropriate regulatory authority of initial trade and other reports required upon any resale of the Securities.

In the event that any of the Securities are subject to a hold period or any other restrictions on resale and transferability, the Issuer will place a legend on the certificates representing the Securities as required under applicable securities laws or as it may otherwise deem necessary or advisable.

6.	Acknowledgements of Subscriber

The Subscriber acknowledges that:

(a)

the Units are being offered for sale only on a ‘private placement’ basis and the Company has advised the Subscriber that the Company is relying on exemptions (and such sales are conditional upon the existence of such exemptions or the receipt of such orders, consents and approvals as are necessary to make such sales exempt) from the requirements to provide the Subscriber with a prospectus or offering memorandum and to sell securities through a person registered to sell securities under the Securities Act (British Columbia), Securities Act (Alberta) and Securities Act (Ontario) (together with the respective rules, policies, instruments and orders thereunder, the “BC Act”, “Alberta Act” and “Ontario Act”, respectively), as the case may be, and, as a consequence of acquiring securities pursuant to these exemptions

		(i)	certain protection, rights and remedies provided by such securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber,

		(ii)	information that would otherwise be provided to the Subscriber under such securities legislation will not be provided to it, and

		(iii)	the Company is relieved from various obligations under such securities legislation that would otherwise apply to it;

	(b)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

	(c)	there is no government or other insurance covering the Securities;

	(d)	there are risks associated with the purchase of the Securities;

	(e)	there are restrictions on the Subscriber’s ability to resell the Securities and

		(i)	it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities,

		(ii)	it may not be possible to liquidate the Subscriber’s investment readily in case of any emergency, and

(iii)

pursuant to the Resale Instrument, the Securities will be subject to restrictions on transfer for a period of four months from the Closing Date and legends will be placed upon the certificates representing the Securities to the effect that the securities represented thereby are subject to hold or restricted resale periods and may not be traded until the expiry thereof except as permitted under the Resale Instrument and any other applicable securities legislation, rules or policies;

	(f)	the Company may pay to finders that introduce purchasers to the Company a finder's fee in accordance with applicable securities laws, payable in cash or Securities of the Company;

(g)

the Subscriber has had access to all information regarding, and has been offered the opportunity to ask questions and receive answers concerning, the Company and the Securities that the Subscriber has considered necessary in connection with its investment decision, that any request for information has been complied with to the Subscriber's satisfaction, and, in particular, the Subscriber's decision to execute this Subscription and purchase Securities has not been based upon any written or oral representation or warranty as to fact or otherwise made by or on behalf of the Company;

(h)

no person has made to the Subscriber any written or oral representations (i) that any person will resell or repurchase the Securities, (ii) that any person will refund the purchase price for the Securities, (iii) as to the future price or value of the Securities, or (iv) that the Securities will be listed and posted for trading or any stock exchange or that application has been made to list the common shares of the Company on any stock exchange;

(i)

the Subscriber is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of assessing and evaluating the merits and risks of an investment in the Securities, and is and will be able to bear the economic loss of its entire investment in any of the Securities and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment;

(j)

the Subscriber has been advised to consult its own investment, legal and tax advisors with respect to the merits and risks of an investment in the Securities, applicable securities laws and resale restrictions, and in all cases the Subscriber has not relied upon the Issuer or its counsel or advisors for investment, legal or tax advice, always having, if desired, in all cases sought the advice of the Subscriber's own personal investment advisor, legal counsel and tax advisors, and in particular, the Subscriber has been advised and understands that it is solely responsible, and neither the Issuer, nor its counsel or advisors are in any way responsible, for the Subscriber's compliance with applicable securities laws and resale restrictions regarding the holding and disposition of the Securities;

(k)

to the knowledge of the Subscriber, the offering was not advertised or solicited in any manner in contravention of Selling Securities Laws, and has not been made through or as a result of any general solicitation or general advertising or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(l)

the Subscriber has no knowledge of a "material fact" or "material change", as those terms are defined in the Selling Securities Laws applicable in its jurisdiction of residence, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(l)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto, and if the Subscriber is not an individual, it is also duly formed and validly subsisting under the laws of its jurisdiction of formation and all necessary approvals by its directors, shareholders, partners and others have been obtained to authorize the entering into and execution of this Subscription and the taking of all actions required hereto on behalf of the Subscriber;

(m)

the Subscriber has duly and validly entered into, executed and delivered this Subscription and it constitutes a legal, valid and binding obligation of the Subscriber enforceable against it in accordance with its terms;

(n)

the Company is entitled to rely on the statements and answers of the Subscriber contained in this Agreement and in the Schedules to this Agreement and the Subscriber will hold the Company harmless from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Agreement and such Schedules;

(o)

this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, it has been entered into by the Subscriber for valuable consideration and may not be revoked or withdrawn by the Subscriber and it is not assignable by the Subscriber without the written consent of the Company which consent may be unreasonably withheld;

(p)

the Securities have not been and will not be registered under the 1933 Act or under any state securities or ‘blue sky’ laws, and the Company has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities;

(q)

if the Subscriber is either a Rule 506 Subscriber or a Reg S Subscriber, the sale of the Units is being made in reliance on private placement exemptions pursuant to Rule 506 of the 1933 Act or Rule 903 of Regulation S of the 1933 Act, respectively;

(r)

the Securities will be ‘restricted securities’ under the 1933 Act since they are being acquired from the Company in a transaction not involving a public offering and, therefore, cannot be offered or sold in the United States of America without registration under the 1933 Act and the securities laws of all applicable states of the United States of America, unless an exemption from registration is available or registration is not required pursuant to Regulation S under the 1933 Act;

(s)

if the Subscriber is either a Rule 506 Subscriber or a Reg S Subscriber, the certificates representing any of the Securities (and all certificates issued in exchange therefore or in substitution thereof) shall bear, upon the issuance thereof, and unless and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations of the United States of America, on the face of such certificates, the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.”

(t)

if the Subscriber is either a Rule 506 Subscriber or a Reg S Subscriber, the Convertible Dentures may only be converted in circumstances where there is an exemption from the registration requirements of the 1933 Act available and applicable state securities laws of the United States of America and upon the original issue of the Convertible Debentures each certificate representing the

Convertible Debentures and all certificates issued in exchange therefore or in substitution or transfer thereof, shall bear the following legend:

“THESE CONVERTIBLE DEBENTURES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THESE CONVERTIBLE DEBENTURES MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. AS USED HEREIN, THE TERMS ‘UNITED STATES’ AND ‘U.S. PERSON’ HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE 1933 ACT.”

6.	Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby represents and warrants to and covenants with the Company which representations, warranties and covenants shall survive Closing) that:

(a)	if the Subscriber is purchasing the Units as principal for its own account, it is

	(i)	purchasing such securities for investment only and not for the benefit of any other person or for resale, distribution or other disposition of the Securities; and

	(ii)	purchasing a sufficient number of Units that the aggregate acquisition cost is not less than CDN$150,000; or

	(iii)	an “accredited investor” as evidenced on the completed Schedule C, Accredited Investor Certificate, delivered with this Agreement;

-or-

United States Subscribers

	(iv)	resident in the United States of America, or is otherwise subject to the securities laws thereof;

	(v)	an Accredited Investor as set out in the completed Schedule D, Confirmation by US Subscribers, delivered with this Agreement, if the Subscriber is a Rule 506 Subscriber;

(vi)

not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Securities, or any part thereof, or any interest therein and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(vii)

not planning to offer, sell or otherwise transfer any of the Securities, and, if it does, it will not offer, sell or otherwise transfer any of the Securities, directly or indirectly, unless the sale is:

	(A)	to the Company;

(B)

made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act (or such rule or regulation promulgated by the Securities and Exchange Commission of the United States of America as is then in effect) and in compliance with applicable local laws and regulations; or

(C)

made in a transaction that does not require registration under the 1933 Act or any applicable United States state securities laws and regulations governing the offer and sale of securities and the Subscriber has furnished to the Company, prior to such sale, an opinion of counsel of recognized standing reasonably satisfactory to the Company confirming the compliance of such sale with the 1933 Act and applicable state securities laws of the United States of America;

(viii)

not engaging and will not engage in any ‘directed selling efforts’ (as defined in Regulation S of the 1933 Act) in the United States of America in respect of the resale of the Securities, which includes any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; and

(ix)

not subscribing for the Units as a result of any form of ‘general solicitation’ or ‘general advertising’ (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(b)

if it is not purchasing the Units for its own account but for one or more accounts that are fully managed by it, the Subscriber is duly authorized to enter into this Agreement and complete the transactions contemplated hereby and is:

(i)

a trust company or an insurance company which has received a business authorization under the Financial Institutions Act (British Columbia) or is authorized under the laws of another province of Canada to carry on such business in such other province and the Subscriber is purchasing such securities as an agent or trustee for accounts that are fully managed by it; or

(ii)

an adviser managing the investment portfolios of clients through discretionary authority granted by one or more clients, and is either (1) registered as such an adviser under the BC Act, Alberta Act or the laws of another province of Canada or is exempt from such registration, or (2) in a jurisdiction other than Canada and, in either (1) or (2), is purchasing securities as an agent for accounts that are fully managed by it; and

	(iii)	resident in British Columbia, Alberta or Ontario and the aggregate acquisition cost for such securities is not less than CDN$150,000; or

	(iv)	resident outside of Canada;

(c)

if it is not purchasing the Units for its own account or one or more accounts that are fully managed by it but is purchasing them on behalf of certain principals for which it is acting as agent, the Subscriber is duly authorized to enter into this Agreement and complete the transactions contemplated hereby and each such principal:

	(i)	is disclosed on the execution page at the beginning of this Subscription Agreement;

	(ii)	is purchasing as principal for its own account as an investment and not for the benefit of any other person or with a view to the resale, distribution or other disposition of the Securities; and

	(iii)	satisfies the conditions set out in paragraph (a), as applicable,

and the Subscriber acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each such principal for whom it is acting and consents to such disclosure;

(d)

if the Subscriber is not an individual or a corporation and is purchasing securities for not less than CDN$150,000, each member of the partnership, syndicate or other unincorporated organization which is the beneficial purchaser, or each beneficiary of the trust which is the beneficial purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Units of at least CDN$ 150,000 if resident in British Columbia, Alberta or Ontario;

(e)

unless the subscriber is a Reg S Subscriber or Rule 506 Subscriber, the subscriber is not a U.S. Person or a person in the United States and is not acquiring the Units for the account or benefit of a U.S. Person or a person in the United States. A ‘U.S. Person’ is defined in Regulation S under the 1933 Act to be any person who is

	(i)	any natural person resident in the United States,

	(ii)	any partnership or corporation organized or incorporated under the laws of the United States,

	(iii)	any estate of which any executor or administrator is a U.S. Person,

	(iv)	any trust of which any trustee is a U.S. Person,

	(v)	any agency or branch of a foreign entity located in the United States,

	(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or, if an individual, resident in the United States, and

	(vii)	any partnership or corporation if

		(A)	organized or incorporated under the laws of any foreign jurisdiction, and

(B)

formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by ‘Accredited Subscribers’ (as defined in Section 230.50 1(a) of the 1933 Act) who are not natural persons, estates or trusts;

(f)

the Subscriber is not acquiring the Units as a result of any information about the material affairs of the Company that is not generally known to the public except knowledge of this particular transaction;

(g)

pursuant to the Resale Instrument the Subscriber will not transfer the Securities for a period of four months from the Closing Date except in compliance with the Resale Instrument and will comply with such notice and other requirements under applicable securities legislation upon disposition;

(h)

neither the Subscriber nor any party on whose behalf it is acting has been created, established, formed or incorporated solely, or is used primarily, to acquire securities or to permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

(i)	the Subscriber and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out on the first page of this Agreement;

(j)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(k)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Agreement on behalf of the Subscriber;

(l)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(m)	this subscription by the Subscriber has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Securities;

(n)	it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in this Agreement;

(o)	to the best of its knowledge, none of the funds the Subscriber is using to purchase the Units

(i) have been or will be derived from or related to any activity that is prohibited by, or deemed criminal under, the laws of Canada, United States of America, or any other jurisdiction, or

(ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

(p)

the Subscriber is an investor in securities of corporations in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and it has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Units.

The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon by the Company in determining the Subscriber’s suitability as a purchaser of the Units and are true and correct as of the date of this Agreement and the Closing Date. The Subscriber hereby agrees to indemnify the Company and its directors, officers, employees, advisors, affiliates, shareholders, partners and agents from and against all losses, claims, costs, expenses and damages or liabilities whatsoever including, but not limited to, any fees, costs and expenses reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim arising out of or based upon a breach of any such representations, warranties and covenants which it may suffer or incur as a result thereof. The Subscriber undertakes to immediately notify the Company of any change in any representation, warranty or other information relating to the Subscriber set forth herein which occurs before the Closing Date.

7.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to and covenants with the Subscriber (which representations, warranties and covenants shall survive Closing) that:

(a)

the Company and its subsidiaries, if any, are valid and subsisting corporations duly incorporated, continued or amalgamated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated with respect to all acts necessary to maintain their corporate existence; and

(b)

this Agreement has been duly authorized by all necessary corporate action on the part of the Company and, subject to acceptance by the Company, constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms.

8.	Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Securities shall be borne by the Subscriber.

9.	Governing Law

This Agreement is governed by the laws of the province of British Columbia and the federal laws of Canada applicable herein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorn to the jurisdiction of the courts of the province of British Columbia.

10.	Personal Information

The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Company:

(a)	collecting the Subscriber’s (and that of any person for whose benefit the Subscriber is subscribing) personal information for the purposes of completing the Subscriber’s subscription;

(b)	retaining the personal information for as long as permitted or required by applicable law or business practices; and

(c)

providing to various governmental and regulatory authorities, as may be required by applicable securities laws, stock exchange rules, and the rules of the Investment Dealers Association, or to give effect to this agreement any personal information provided by the Subscriber.

The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all persons for whose benefit the Subscriber is subscribing.

If the Subscriber is resident in Ontario, it acknowledges it has been notified by the Company: (i) of the delivery to the Ontario Securities Commission (the “OSC”) of the Subscriber’s personal information; (ii) that the Subscriber’s personal information is being collected indirectly by the OSC under the authority granted to it in the securities legislation; (iii) the Subscriber’s personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) the contact information of the public official in Ontario who can answer questions about the OSC’s indirect collection of personal information is, Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, telephone (416) 593-8086, facsimile (416) 593-8252.

11.	Survival

This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties for a period of one year after the Closing Date notwithstanding the completion of the purchase of the by the Subscriber and any subsequent disposition by the Subscriber of the Securities.

12.	Assignment

This Agreement is not transferable or assignable.

13.	Execution & Delivery

The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

14.	Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15.	Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber, or by any third party.

16.	Amendment

No amendment of the provisions of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

17.	Notice

Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be made, given or served by registered mail, postage pre-paid, by telecopier or by delivery to the parties at the addresses as set out in this Agreement. Any notice or other communication:

(a)	mailed shall be deemed to have been received on the fifth business day following its mailing;

(b)	telecopied shall be deemed to have been received on the business day following the date of transmission; and

(c)	delivered shall be deemed to have been received on the date of delivery.

In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its

18.	Securities Regulatory Approval

This Agreement shall be subject to the approval of all securities regulatory authorities having jurisdiction.

SCHEDULE C

All Subscribers are required to complete and execute this Certificate. If the Subscriber is purchasing as agent for a Disclosed Principal it must complete and provide as a separate attachment a copy of this Certificate on behalf of such Disclosed Principal.

ACCREDITED INVESTOR CERTIFICATE

In addition to the representations, warranties acknowledgments and agreements contained in the subscription to which this Schedule C – Accredited Investor Certificate is attached, the Subscriber, for itself or on behalf of any Disclosed Principal, as applicable, hereby represents, warrants and certifies to the Company that the Subscriber or the Disclosed Principal, as applicable, is purchasing the securities set out in the subscription as principal, that it is resident in the jurisdiction set out on the Acceptance Page of the subscription and: [check all appropriate boxes]

Accredited Investor

The Subscriber or the Disclosed Principal, as applicable, is:

[ ]	(m)	a Canadian financial institution, or a Schedule III bank;

[ ]	(n)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act;

[ ]	(o)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]	(p)

a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario), or the Securities Act (Newfoundland and Labrador);

[ ]	(q)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

[ ]	(r)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]	(s)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

[ ]	(t)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]	(u)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]	(v)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn$1,000,000;

[ ]	(w)

an individual whose net income before taxes exceeded Cdn$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded Cdn$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(x)	an individual who, either alone or with a spouse, has net assets of at least Cdn$5,000,000;

[ ]	(y)	a person, other than an individual or investment fund, that has net assets of at least Cdn$5,000,000 as shown on its most recently prepared financial statements;

[ ]	(z)	an investment fund that distributes or has distributed its securities only to:

		(i)	a person that is or was an accredited investor at the time of the distribution;

		(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of NI 45-106, or

		(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106;

[ ]	(aa)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

[ ]	(bb)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(cc)	a person acting on behalf of a fully managed account managed by that person, if that person:

		(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

		(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]	(dd)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(ee)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

[ ]	(ff)

a person in respect of which all of the owner of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]	(gg)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

[ ]	(hh)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:

		(i)	an accredited investor; or

		(ii)	an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force.

Definitions

"Canadian financial institution" means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

"EVCC" means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments;

"financial assets" means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction; "investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC;

"person" includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

"related liabilities" means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada); "spouse" means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, or

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

"subsidiary" means in issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

"VCC" means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429, whose business objective is making multiple investments.

* * * * * * *

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the Subscriber shall give the Issuer immediate written notice thereof.

The Subscriber acknowledges and agrees that the Issuer will and can rely on this Certificate in connection with the Subscriber's Subscription Agreement.

EXECUTED by the Subscriber at _________________________this _________day of _______________, 20____.
,

If a corporation, partnership or other entity:	If an individual:

Print Name of Subscriber/Disclosed Principal	Print Name of Subscriber/Disclosed Principal

Signature of Authorized Signatory	Signature

Name and Position of Authorized Signatory	Representative Capacity, if applicable

Jurisdiction of Residence of Subscriber/Disclosed Principal	Jurisdiction of Residence of Subscriber/Disclosed Principal

CERTIFICATE OF U.S. ACCREDITED INVESTOR STATUS

In addition to the representations, warranties acknowledgments and agreements contained in the subscription (the "Subscription Agreement") to which this Schedule D – Certificate of U.S. Accredited Investor Status is attached, the Subscriber, for itself or on behalf of any Disclosed Principal, as applicable, hereby represents, warrants and certifies to the Issuer that the Subscriber or the Disclosed Principal, as applicable, is purchasing the securities set out in the Subscription Agreement as principal, that it is resident in the jurisdiction set out on the Subscriber's execution page of the Subscription Agreement, and:

1.	The Subscriber represents, warrants, acknowledges and agrees to and with the Issuer that:

	(a)	the Subscriber is a U.S. Person;

(b)

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and it is able to bear the economic risk of loss arising from such transactions;

(c)

the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and any applicable State securities laws or if an exemption from such registration requirements is available or registration is otherwise not required under this 1933 Act;

	(d)	the Subscriber satisfies one or more of the categories indicated below (check appropriate box):

[ ]	Category 1:
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

[ ]	Category 2:	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

[ ]	Category 3:
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ]	Category 4:
A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

[ ]	Category 5:	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

[ ]	Category 6:	A director or executive officer of the Issuer;

[ ]	Category 7:

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

[ ]	Category 8:	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and

(e)

the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

2.	The Subscriber acknowledges and agrees that:

	(a)	if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:

		(i)	the sale is to the Issuer;

(ii)

the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or "Blue Sky" laws; or

(iii)

the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer;

(b)

any of the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the 1933 Act and any applicable state securities laws unless an exemption from such registration requirements is available;

(c)

the Subscriber has not acquired the Securities as a result of, and will not itself engage in any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(d)

upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(e)	the Issuer may make a notation on its records or instruct the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein; and

(f)

the Subscriber, if an individual, is a resident of the state or other jurisdiction disclosed as its address on the Subscriber's execution page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to acquire the Securities is the address listed on the Subscriber's execution page of the Subscription Agreement.

* * * * * * *

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the Subscriber shall give the Issuer immediate written notice thereof.

The Subscriber acknowledges and agrees that the Issuer will and can rely on this Certificate in connection with the Subscriber's Subscription Agreement.

IN WITNESS, the undersigned has executed this Certificate as of the _______day of __________________, 2009.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Entity's Name	Print or Type Individual's Name

Signature of Authorized Signatory	Signature

Name and Title of Authorized Signatory	Social Security/Tax I.D. No.

Type of Entity